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                                                                    Exhibit 99.2
NEWS

FOR IMMEDIATE RELEASE

Convergent Communications Completes $175 Million Financing

ENGLEWOOD, Colo., April 19, 2000 - Convergent Communications Inc. (NASDAQ:
CONV), announced today that its previously announced $175 million preferred stock investment led by Texas Pacific Group (TPG) was closed and funded on April 18, 2000, under the terms originally announced. TPG has invested $150 million, with affiliates of Sandler Capital Management investing the remainder.

Under the terms, investors subscribed to $175 million of newly issued 8 percent preferred stock convertible into common stock at a conversion price of $13 per share. The investors also received 700,000 warrants exercisable at $20 per share and 1.17 million warrants exercisable at $25 per share.

Warburg Dillon Read, LLC, advised Convergent Communications and acted as the placement agent for the preferred stock and the warrants.

About Texas Pacific Group

Texas Pacific Group, founded in 1993, is an international private investment partnership with capital in excess of $7 billion, and with offices in Fort Worth, TX, San Francisco, CA, Washington, D.C., and London. An early private equity investor in technology and telecommunications, TPG's telecommunications investments include: FirstWorld Communications, Inc., a growing provider of Internet and data center solutions for small-to-medium sized businesses; Star One, a German provider of Point-to-Multipoint wireless broadband telecommunications; Advanced TelCom Group, a next generation Integrated Communications Provider targeting third- and fourth-tier cities; Paradyne Networks, a broadband access device manufacturer; GlobeSpan Inc., the leading DSL chip set developer; Zhone Technologies, a producer of data networking equipment; Landis & Gyr Communications, the world's largest public telephony equipment and systems provider; and GT Com, a telecom service provider. Other technology investments include Gemplus S.A., Interlink Group, DoveBid, Inc., ON Semiconductor, and Zilog, Inc. The partnership has made significant investments in a broad range of other industries, including consumer products, healthcare, airlines, food and beverage, and oil and gas.

About Sandler Capital

Sandler Capital Management is a leading investment management firm specializing in media, entertainment, telecommunications, information services, publishing, Internet and online services. Sandler has previously invested in the company and Michael J. Marocco, managing director, is on the board of directors.


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About Convergent Communications

Convergent Communications Services, Inc., a wholly owned subsidiary of Convergent Communications, Inc. (Nasdaq: CONV), is a leader in the development of the next-generation Integrated Communications Provider (ICP) business model focused on the small and medium enterprise (SME) marketplace. With operations in 35 markets, the company is uniquely positioned to provide complete turnkey solutions for that marketplace that include Web services and application hosting, managed services, complete network and Internet services, and voice, data & video networking equipment.

For more information on Convergent Communications, visit the company's Web site at http://www.converg.com.

                                      -30-

The statements made by Convergent Communications in this press release may be forward-looking in nature. Information in this press release is qualified by the more detailed information contained in the company's 1999 annual report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000. Forward-looking statements in this news release are expectations, not historical facts. Such statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially. Such risks and uncertainties include, but are not limited to, the degree to which the company is leveraged and the restrictions imposed on the company under its existing debt instruments that may adversely affect the company's ability to finance its future operations, to compete effectively against better-capitalized competitors and to withstand downturns in its business or the economy generally; and other factors discussed in the company's filings with the Securities and Exchange Commission.



Investor Contacts:                      Media Contact:
Steven Smith or Tom Kennedy             Jil Hicks
(303) 749-2900                          (303) 749-2970
ir@converg.com                          Jil.hicks@converg.com